UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	March 12, 2007
(March 9, 2007)

BEACON ROOFING SUPPLY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50924	36-4173371
(Commission File Number)	(IRS Employer Identification No.)

1 Lakeland Park Drive Peabody, MA	01960
(Address of Principal Executive Offices)	(Zip Code)

(877) 645-7663
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry into a Material Definitive Agreement.

On March 9, 2007, a subsidiary of Beacon Roofing Supply, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with the stockholders of privately-held North Coast Commercial Roofing Systems, Inc. and certain of its subsidiaries and affiliates (together “North Coast”) to acquire all of North Coast’s stock. North Coast is a leading Midwest distributor of commercial roofing and related accessories headquartered in Twinsburg, Ohio. A copy of the Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The following summary description of the Agreement is qualified in its entirety by reference to Exhibit 2.1.  The purchase price is approximately $119.8 million in cash, payable at closing and subject to an adjustment for working capital and other items. The transaction is structured as a purchase of the stock of North Coast and the agreement contains customary representations, warranties, covenants and conditions, as well as indemnification provisions subject to specified limitations.  The transaction is subject to regulatory and other customary approvals and is expected to close in early April.

The Agreement contains representations and warranties that the Company and North Coast made to each other as of the date of the Agreement or other specific dates, and such representations and warranties should not be relied upon by any other person.  The assertions embodied in those representations and warranties were made solely for purposes of the contract between North Coast and the Company and are subject to important limitations and qualifications agreed to by the Company and North Coast in connection with negotiating the Agreement.  Accordingly, you should not rely on the representations and warranties as accurate or complete or characterizations of the actual state of facts as of any specified date since they are modified in important part by the underlying disclosure schedules and are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk between the Company and North Coast rather than establishing matters of fact.

Item 7.01          Regulation FD Disclosure

A copy of the Company’s press release announcing the agreement to acquire North Coast is attached as Exhibit 99.1 to this Report and incorporated by reference into this Item 7.01.

Item 9.01          Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number Description

2.1            Securities Purchase Agreement, dated as of March 9, 2007, among Beacon Sales Acquisition, Inc., North Coast Commercial Roofing Systems, Inc. and certain of its subsidiaries and affiliates, and Stockholders of North Coast Commercial Roofing Systems, Inc.*

99.1          Press Release, dated March 12, 2007, issued by Beacon Roofing Supply, Inc., captioned “Beacon Roofing Supply Announces Acquisition of Ohio-based North Coast Commercial Roofing Systems, Inc.”

*                    Schedules and other attachments to the Agreement, which are listed in the exhibit, are omitted. The Company agrees to furnish a copy of any schedule or other attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON ROOFING SUPPLY, INC.

Date:	March 12, 2007	By:	/s/ David R. Grace
David R. Grace
Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No	Description

2.1

Securities Purchase Agreement, dated as of March 9, 2007, among Beacon Sales Acquisition, Inc., North Coast Commercial Roofing Systems, Inc. and certain of its subsidiaries and affiliates, and Stockholders of North Coast Commercial Roofing Systems, Inc.*

99.1	Press Release, dated March 12, 2007, issued by Beacon Roofing Supply, Inc., captioned “Beacon Roofing Supply Announces Acquisition of Ohio-based North Coast Commercial Roofing Systems, Inc.”

*                    Schedules and other attachments to the Agreement, which are listed in the exhibit, are omitted. The Company agrees to furnish a copy of any schedule or other attachment to the Securities and Exchange Commission upon request.